              DEFINITIVE INVESTMENT AND OPTION TO MERGE AGREEMENT
              ---------------------------------------------------


     THIS DEFINITIVE INVESTMENT AND OPTION TO MERGE AGREEMENT (the "Agreement") made this 19th day of June, 1996, by and between DBE SOFTWARE, INC., a Delaware corporation ("DBE"), and SECTOR COMMUNICATIONS, INC. (formerly known as AURTEX, INC.), a Nevada corporation ("Sector").

                                  WITNESSETH:

     WHEREAS, Sector desires to purchase from DBE, and DBE desires to sell to Sector, shares of its authorized but previously unissued Common Stock representing twenty percent (20%) of the total outstanding shares on a fully diluted basis; and

     WHEREAS, Sector desires to acquire an option from DBE, and DBE desires to grant such option to Sector, for DBE to be merged into Sector or a wholly owned subsidiary of Sector on the terms more particularly set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                               EQUITY INVESTMENT

     1.1   Stock Subscription.  Sector hereby subscribes for and agrees to
           ------------------
purchase two hundred ten thousand eight hundred sixty-two (210,862) shares of authorized but unissued DBE Common Stock, par value One Cent ($0.01) per share, which shares shall represent twenty percent (20%) of the outstanding Common Stock (on a fully diluted basis, assuming the exercise of all the outstanding warrants and options) of DBE following the purchase by Sector (the "Company Stock"), and agrees to pay for the Company Stock a total purchase price of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Purchase Price"), payable as follows:

     1.1.1 Two Hundred Thousand Dollars ($200,000) cash (the "Initial Payment") shall be paid to DBE upon execution hereof by Sector and DBE (the "Closing Date") as a deposit towards the Company Stock. The Initial Payment shall be reduced by any funds Sector has previously advanced to DBE prior to the date of this Agreement;

     1.1.2. Three Hundred Thousand Dollars ($300,000) cash shall be paid within thirty (30) days following the Closing Date (the "Second Payment") as a deposit towards the Company Stock; and

     1.1.3. The balance of the Purchase Price, in the amount of One Million Dollars ($1,000,000) (the "Balance"), shall be paid to DBE on or before sixty
   (60) days from the Closing Date.

     1.2. Conversion to Note. In the event Sector shall fail to pay the Second
          ------------------
Payment or the Balance as required herein, Sector's Option to merge under this Agreement shall be terminated and the Initial Payment, Second Payment and any other amounts paid to DBE as a deposit towards the Company Stock shall be converted to an unsecured loan to DBE (evidenced by a promissory note executed by DBE) bearing interest at six percent (6%) per annum, with all principal and accrued interest due and payable on April 30, 2001, and Sector shall have no further right, title or interest in the Company Stock or any further rights under this Agreement.

     1.3. DBE Shareholders.   A list of the shareholders, option holders and
          ----------------
warrant holders (hereinafter referred to as "Holders") of DBE, with the number of shares, options or warrants held by each such Holder as of May 15, 1996 is attached hereto as Exhibit A. The Company Stock to be issued upon payment in full of the Purchase Price shall equal, at the Closing Date, twenty (20%) percent of the total outstanding Common Stock of DBE, assuming the exercise of all such outstanding warrants and options.

     1.4. Director.      Upon payment in full of the Purchase Price upon the
          --------
terms and conditions specified herein and so long as Sector shall own the Company Stock, Sector shall have the right to name the greater of one director or one-quarter (1/4) of the number of directors then constituting the Board of Directors of DBE, it being understood that the Board of Directors of DBE will be expanded on or before such time to include at least three (3) directors.

                                   ARTICLE II
                                OPTION TO MERGE

          2.1.  Option to Merge.  Subject to Sector complying in all respects
                ---------------
with its obligation to purchase the Company Stock pursuant to the terms and conditions specified in Article I hereof, DBE hereby grants an option to Sector (the "Option") for DBE to be merged into Sector (or a wholly-owned subsidiary of Sector) (the "Merger") solely on the terms and conditions specified in this
Article II.  It is
understood and agreed that the Merger must be consummated and effective on or before August 19, 1997 but such date may be extended to not later than October 19, 1997 if (a) any DBE stockholder has opted to receive shares of Sector Common Stock pursuant to (S)2.5 hereof, (b) a registration statement as contemplated by
(S)2.6 hereof has been filed prior to July 19, 1997 and (c) Sector is diligently pursuing obtaining the effectiveness of such registration statement; provided, however, that if such registration statement is not declared effective after August 19, 1997 and before October 19, 1997, Sector shall, if it is in compliance with all of the other terms and conditions of this Article II, still have the right to consummate the Merger on or before October 19, 1997 for the consideration specified in (S)2.4 hereof. For purposes of this Agreement, the date that the Merger shall be effective shall be hereinafter referred to as the "Merger Date." Sector understands that strict compliance shall be required with each and every provision of this Article II in order for the Option to be exercised and the Merger to be consummated, it being understood that the Merger cannot be consummated unless such strict compliance has been achieved.

          2.2.  Merger.  At least sixty (60) days prior to August 19, 1997,
                ------
Sector shall deliver written notice to DBE of its intent to exercise the Option. Upon the effectiveness of the Merger, DBE shall merge with and into Sector or a wholly-owned subsidiary thereof, as designated by Sector. On the Merger Date and the issuance of the appropriate documentation by the state authorities having jurisdiction thereof, the separate existence of DBE shall cease, and

Sector (or its subsidiary) shall survive and shall succeed to all the rights, privileges, immunities, and franchises, and all the property, real, personal, and mixed, of DBE without the necessity for any separate transfer. Sector or its subsidiary shall thereafter be responsible and liable for all liabilities and obligations of DBE, and neither the rights of creditors nor any liens on the property of DBE shall be impaired by the Merger.

          2.3.  Plan of Merger.   Upon the exercise of the Option, the Parties
                --------------
agree to enter into and adopt a Plan of Merger (and/or an Agreement and Plan of Merger) consistent with the terms hereof which prescribes the terms and conditions of the Merger, the method of carrying it into effect, and the consideration to be received for the shares of DBE Common Stock and the options and warrants to acquire shares of DBE Common Stock. The Plan of Merger shall be submitted for the approval of the stockholders of DBE (and, if applicable, the stockholders of Sector or the subsidiary of Sector) in the manner provided by applicable law and, subject to any applicable fiduciary duties and fiduciary limitations, DBE and Sector shall use their best efforts to obtain the necessary approval of such stockholders so voting.

          2.4.   Consideration Paid in Merger.   The consideration to be paid in
                 ----------------------------
the Merger shall be an aggregate of Ten Million Six Hundred Thousand Dollars ($10,600,000) in cash, which shall be paid to an independent exchange agent (the "Agent") selected by DBE prior to the Merger, such amount to be allocated solely among the stockholders of DBE (other than Sector and its transferees, if any) and the option and warrant holders of DBE, as of the record date fixed by the DBE Board of Directors for determination of entitlement to such consideration (collectively, the "Record Holders"). The amount to be paid to each optionholder or warrant holder shall assume the exercise of each outstanding option or warrant with such holder receiving the difference between the per share price to be received by the Record Holders who are stockholders and the exercise price of their respective option or warrant.

          2.5.   Option to Take Sector Stock.  Each of the Record Holders who is
                 ---------------------------
a stockholder of DBE shall have the right, at his or her sole option, to receive in lieu of the cash payment to which such Record Holder is entitled shares of Sector Common Stock; for these purposes, the value of the Sector Common Stock shall be determined by the average of the closing bid price of Sector Common Stock on the NASDAQ Small Cap Market or other market in which such Common Stock is traded beginning sixty-one (61) calendar days prior to the Merger and ending on the date three (3) business days prior to the Merger. After the Merger, each Record Holder so desiring to obtain Sector Common Stock shall surrender certificates for shares of DBE Common Stock to Sector or to its duly appointed agent, in such manner as Sector shall require. On receipt of such share certificates, Sector shall issue and exchange therefor certificates for shares of Sector Common Stock representing the number of shares of such stock to which
such Record Holder is entitled as provided above.     2.6.   Registered Stock.
                                                             ----------------
Any Sector Common Stock to be issued under (S)2.5 hereof shall be registered for issuance and resale under the Securities Act of 1933 on a Registration Statement on the appropriate form filed with the Securities and Exchange Commission ("SEC"). On or before July 19, 1997, Sector shall prepare and file at its sole cost and expense the appropriate form and any other documents required by the Securities Act of 1933 and the rules and regulations thereunder. Sector shall cause such registration statement to be declared effective on or before the Merger Date. DBE shall furnish Sector all information concerning DBE as may be reasonably requested in connection with the filing of the Registration Statement.

          2.7.  Contingent Consideration in Merger.   Not later than sixteen
                ----------------------------------
(16) months after the Merger Date, Sector shall distribute to the Record Holders newly-issued, unregistered (but otherwise freely transferable) shares of Common Stock of Sector (based upon the average of the closing bid price of such stock for thirty (30) trading days preceding the date of payment) in an aggregate amount (the "Contingent Payment") that is equal to:

          2.7.1. Forty-five percent (45%) of gross revenues (including maintenance revenues) from products owned by DBE on the Merger Date during the one (1) year period commencing upon the first day of the second fiscal quarter following the Merger Date ("Contingent Year"). For these purposes, DBE product sales shall include the sale of those products which are owned by DBE as of the Merger Date;

          2.7.2. Twenty percent (20%) of the gross revenues (including maintenance revenues) during the Contingent Year for those products which DBE does not own but has a license or right to distribute, providing, however:

          2.7.3. There shall be no Contingent Payment due if the total sales volume generated by DBE during the Contingent Year does not exceed Ten Million Dollars ($10,000,000). There shall be no limit to the amount of the Contingent Payment. All calculations of the Contingent Payment amount shall be computed in accordance with generally accepted accounting principles and the report thereof shall be prepared by Sector's independent certified public accountant, subject to audit by representatives selected by DBE prior to the Merger Date; in the event that such audit reveals a reported variance of more than two percent (2%), such audit shall be at the expense of Sector.

          2.7.4. There shall be no option to receive cash in lieu of Sector Common Stock for the Contingent Payment.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF DBE.

          3.1.  Representations and Warranties of DBE.  DBE represents, warrants
                -------------------------------------
and covenants, as the case may be, to Sector, and confirms that Sector is relying upon the accuracy of each and every one of such representations and warranties and upon the performance of each and every one of such covenants as follows, each of which shall be true and correct on the date of this Agreement and on and as of the

Merger Date as though such representations and warranties had been made on and as of both such dates.

          3.2.  Organization.  DBE is a corporation duly organized, validly
                ------------
existing and in good standing under the laws of the State of Delaware, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects ("Material Adverse Effect") of DBE. DBE has previously delivered to Sector a true and correct copy of the charter documents of DBE, as amended to date.

          3.3.  Authority.  DBE has the corporate power to enter into this
                ---------
Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of DBE. This Agreement constitutes a valid and binding obligation of DBE enforceable in accordance with its terms. The execution and delivery of this Agreement by DBE does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under:
(i) any provision of the Certificate of Incorporation, as amended, or Bylaws of DBE; or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DBE or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on DBE. DBE believes there are no necessary consents, waivers and approvals of third parties material to the operations of DBE that are required to be obtained by DBE in connection with the execution and delivery of this Agreement by DBE and the performance of the obligations hereunder or thereunder prior to the Closing Date.

          3.4.  Capital Structure.  The authorized capital stock of DBE is 100
                -----------------
shares of Preferred Stock, no par value, and 2,000,000 shares of Common Stock, $0.01 par value. As of May 15, 1996, 754,449 shares of DBE Common Stock were validly issued and outstanding, fully paid, and nonassessable and no shares of Preferred Stock were issued and outstanding, and, since that date through the Closing Date, no additional shares of Capital Stock of DBE have been issued. As of the date of this Agreement, except for warrants and options to acquire an aggregate of 89,000 shares of DBE Common Stock, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which DBE is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

          3.5.  DBE Financial Statements.  DBE has made available true and
                ------------------------
complete copies of its unaudited financial statements for the year ended December 31, 1995 (the "DBE Financial Statements"). The unaudited financial statements of DBE present fairly, in all material respects, the financial position of DBE as at the dates thereof and the results of its operations and cash flows for the periods then ended; and are, in all material respects, in accordance with the books of account and records of DBE.

          3.6.  No Undisclosed Liabilities.  DBE does not have any material
                --------------------------
liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due, which individually or in the aggregate: (a) have not been reflected in DBE Financial Statements; (b) are not normal or recurring liabilities incurred since December 31, 1995 in the ordinary course of business consistent with past practices; or (c) disclosed on Exhibit B attached hereto and made a part hereof).

          3.7.  Absence of Certain Changes or Events.  Since the date of the DBE
                ------------------------------------
Financial Statements, DBE has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to DBE having a Material Adverse Effect on DBE; (ii) any material change by DBE in its accounting methods, principles or practices to which Sector has not previously consented in writing; (iii) any revaluation by DBE of any of its assets having a Material Adverse Effect on DBE, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (iv) any other action or event that would have required the consent of Sector pursuant to Section 6 had such action or event occurred after the date of this Agreement and had a Material Adverse Effect on DBE.

          3.8.  Title of Properties; Absence of Liens and Encumbrances;
                -------------------------------------------------------
Condition of Equipment.  DBE has good and marketable title to its assets, free
- ----------------------
and clear of any liens or encumbrances. DBE owns or possesses all rights and licenses necessary to develop, market and sell in an unrestricted manner its software products or other intellectual property and except as listed on Exhibit C attached hereto and made a part hereof, DBE has not granted any rights or licenses to any third party to develop, market or sell such products except those listed on Exhibit C and DBE shall provide an updated list as of the Merger. No claims relating to its software products have been made against DBE and to DBE's knowledge no such claim has been threatened and no basis exists for any such claim and no person has infringed or materially violated DBE's rights in any of its intellectual property. To the best of DBE's knowledge, the conduct of the business of DBE does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others. Also, to the best of DBE's knowledge, all the equipment owned or leased by DBE is, taken as a whole: (i) adequate for the conduct of the business of DBE consistent with its past practice; (ii) suitable for the uses to which it is currently employed; (iii) in good operating condition, subject to normal wear and tear; (iv) reasonably maintained; and (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

          3.9.  Agreements, Contracts and Commitments.  To the best of DBE's
                -------------------------------------
knowledge, DBE has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment ("Material Contracts") to which it is a party in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from DBE thereunder. Each Material Contract is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which DBE is aware by any party obligated to DBE pursuant thereto. DBE has provided Sector with an opportunity to review true and complete copies of all Material Contracts to which it is a party or by which it may be bound.

          3.10.   Litigation.  There is no action, suit or proceeding, claim,
                  ----------
arbitration or investigation pending, or as to which DBE has received any notice of assertion nor, to DBE's knowledge, is there a reasonable basis to expect such notice of assertion against DBE which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or which could reasonably be anticipated to have a Material Adverse Effect on DBE taken as a whole.

          3.11.  Taxes.  All tax returns and reports with respect to DBE
                 -----
required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed (or appropriate extensions therefor have been obtained) and all taxes, fees, interest, penalties and other governmental charges of any nature which were required to have been paid or provided for in DBE's financial statements. DBE has no knowledge of any material unpaid taxes or any actual or threatened assessments of deficiencies or additional taxes or other governmental charges or any basis for such a claim against DBE. DBE has no knowledge of any tax audit or investigation by any taxing or other authority in connection with any of its fiscal years and no knowledge of any such audit or investigation currently threatened, and there are no tax liens on any of the assets or properties of DBE.

          3.12.  Employment Agreements.  DBE is not a party to any employment
                 ---------------------
contract with any of its officers, directors or employees.

                                   ARTICLE IV
               REPRESENTATIONS, WARRANTIES, COVENANTS OF SECTOR.

          4.1.  Representations, Warranties, Covenants of Sector.   Sector
                ------------------------------------------------
represents and warrants to DBE, except as otherwise disclosed in the Sector SEC Reports (as defined below) as follows, each of which shall be true and correct on the date of execution hereof and on and as of the Closing Date and Merger Date as though such representations and warranties had been made on and as of such dates:

          4.2.  Organization of Sector.  Sector is a corporation duly organized,
                ----------------------
validly existing and in good standing under the laws of

Nevada, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Sector.

          4.3.  Authority.  Sector has all requisite corporate power and
                ---------
authority to own and lease its properties, to carry on its business as now conducted, to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Sector and constitutes the valid and binding obligations of Sector, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under: (a) any provision of the Articles of Incorporation or bylaws of Sector; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sector or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Sector.

          4.4.  SEC Documents; Sector Financial Statements.  Sector has
                ------------------------------------------
previously furnished DBE with true and complete copies of its (i) Annual Report on Form 10-K for the years ended February 28, 1994 and 1995 as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended May 31, 1995, and August 31, 1995 and November 30, 1995 as filed with the Commission,
(iii) proxy statement related to its 1995 Annual Meeting of Shareholders, and
(iv) all other reports (and any amendments thereto) filed with the Commission since the filing of its Form 10-K for the year ended February 28, 1995 that Sector was required to file with the Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder since that date (the documents referred to in clauses (i) through (iv) being referred to herein collectively as the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Sector included in the SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Sector as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are, in all material respects, in accordance with the books of account and records of Sector.

          4.5.  Governmental Approval.  No consent, approval, order or
                ---------------------
authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Sector in connection with the execution and delivery of this Agreement by Sector or the consummation by Sector of the transactions contemplated hereby, except for: (i) the filing of a Form 8-K with the SEC within 15 days after the payment of the Balance; (ii) any filings as may be required under applicable Federal or state securities laws and the laws of any foreign country (to the extent that any Sector Common Stock is to be issued in connection with the Merger); and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Sector.

                                   ARTICLE V
                              CONDUCT OF BUSINESS

          5.1.  Covenants as to Conduct of Business by DBE.  In
                ------------------------------------------
consideration of Sector entering into this Agreement, DBE hereby covenants and agrees that from the date of this Agreement and continuing until the earliest of
(a) August 19, 1997, (b) any termination of this Agreement or (c) the failure of Sector to comply with any of its obligations under Article I hereof within the time period specified therein, DBE shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact DBE's present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealing with DBE, to the end that DBE's goodwill and ongoing businesses shall be unimpaired. DBE shall use its best efforts to:

          (a) maintain insurance coverage and its books, accounts and records in the usual manner consistent with prior practices;

          (b) comply in all material respects with all laws, ordinances and regulations applicable to DBE;

          (c) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted;

          (d) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Material Adverse Effect. DBE shall not permit DBE to enter into any agreement or take any action which would have a Material Adverse Effect on DBE. DBE shall promptly notify Sector if any event, agreement or occurrence has had a Material Adverse Effect on DBE; and

          (e) permit Sector to inspect at all reasonable times and upon reasonable notice any sales results of DBE or any financial results of DBE.

        Except as expressly contemplated by this Agreement, without the prior written consent of Sector, such consent not to be unreasonably withheld, DBE shall not:

          (a) Sell, lease or otherwise dispose of all or substantially all of its properties or assets or any of DBE's internally developed software
                                    ---
        or other intellectual property, except in the ordinary course of business;

          (b) Transfer to any person or entity or otherwise extend, amend or modify any rights to DBE's software products or intellectual property or enter into grants to future patent rights, other than licenses and grants of rights (including, without limitation, distribution rights) in connection with the sale of systems, goods or services entered into in the ordinary course of business consistent with past practices;

          (c) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of DBE, or enter into any joint ventures, partnerships or agreements with respect thereto; provided, however, that the foregoing shall not be construed as placing any limitation on the unrestricted right of DBE to acquire software products;

          (d) Violate, amend or otherwise modify the terms of any of the Material Contracts to which DBE is a party in a way that would have a Material Adverse Effect;

          (e) Commence a lawsuit other than: (i) for the routine collection of bills; or (ii) in such cases where DBE in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of DBE's business;

          (f) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Common Stock of DBE, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the purchase of Common Stock in connection with any termination of service to DBE or otherwise;

          (g) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (h) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to the existing credit facility) in excess of Two Hundred Thousand ($200,000) or guarantee any such indebtedness or issue or sell any debt securities of DBE or guarantee any debt securities of others;

          (i) Adopt or amend any employee benefit or stock purchase or option plan, enter into any employment contract, pay any special bonus or special remuneration to any director or employee, increase the salaries or wage rates of its employees other than in the ordinary course, or grant any severance or termination pay: (i) to any director or officer; or (ii) to any other employee who are presently Stockholders;

          (j) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (k) Pay, discharge or satisfy in an amount in excess of Fifty Thousand Dollars ($50,000) except in connection with trade payables (in any one case or in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) or any liability reflected on DBE's balance sheet as of the Closing Date;

          (l) Make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, enter into any closing agreement, or settle any claim or assessment in respect of taxes, or consent to any waiver of the limitation period applicable to any claim or assessment in respect of taxes;

          (m) Make any expenditure, repay any amounts, or enter into any contact or agreement to expend more than Fifty Thousand Dollars ($50,000) other than as specifically authorized above; and

          (n) Take, or agree in writing or otherwise to make, any of the actions described in Section 7 (a) through (m) above, or any action which would make any of the representations or warranties of DBE contained in this Agreement untrue or incorrect or prevent DBE from performing or cause DBE not to perform its covenants hereunder.

                                   ARTICLE VI
                                  TERMINATION
          6.1.  Mutual Agreement.  This Agreement may be terminated and
                ----------------
abandoned at any time by the mutual written consent of DBE and Sector.

          6.2.  Disputes.  In the event of a dispute under this Agreement, in
                --------
addition to all other available remedies, the prevailing party shall be entitled to an award of its costs and reasonable attorneys' fees in connection herewith.

          6.3.  Jurisdiction.  The parties hereto agree that exclusive
                ------------
jurisdiction of any dispute hereunder shall lie in the Circuit Court of Fairfax County, Virginia and in the United States District Court for the Eastern District of Virginia.

          6.4. Remedies.  In the event  (i) DBE shall fail to deliver the Cash
               --------
Stock to Sector or (ii) DBE otherwise breaches this Agreement, Sector may, at its sole option, but not as its exclusive remedy: (a) seek specific performance of DBE's obligations hereunder, or (b) pursue all other available remedies at law or in equity.

                                   ARTICLE VII
                               GENERAL PROVISIONS

          7.1.  Assignment.  Neither party may assign, by operation of law or
                ----------
otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party being asked to give consent.

          7.2.  Confidentiality.  Neither party shall, without the consent of
                ---------------
the other parties hereto, issue a press release or otherwise publicize the transactions contemplated by this Agreement or otherwise disclose the nature or contents of this Agreement on or prior to the Closing Date, except as otherwise required by applicable law, regulation or NASD requirement. No information, documents or reports provided to or obtained by either party in connection with this transaction shall be disclosed to any nonparty, except as required in carrying out the transactions contemplated hereby. In the event this Agreement is terminated as permitted herein, each party shall return to the other party (without retaining copies) all such documents, information and reports.

          7.3. Expenses.    Except as otherwise expressly provided herein, the
               --------
parties will each pay their own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred.

          7.4.  Notices.    Any notice or other communication required or
                -------
permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally, or five days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid and addressed as follows:

        If to Sector, to:          Sector, Inc.
                                   7601 Lewinsville Road, Suite 250
                                   McLean, Virginia  22102
                                   ATTENTION: Ted Georgelas, President

                                   Telephone Number:  (703) 821-1540,
                                                      Ext. 570
                                   Fax Number:        (703) 893-3426

        with a copy to:            Haas & Dennis, P.C.
                                   1749 Old Meadow Road, Suite 300
                                   McLean, Virginia  22102
                                   ATTENTION:  Robert W. Haas, Esquire

                                   Telephone Number:  (703) 827-4050
                                   Fax Number:        (703) 734-3046

        If to DBE, to:             Sector Communications, Inc.
                                   7601 Lewinsville Road, Suite 200
                                   McLean, Virginia  22102

                                   ATTENTION:  Luiz Siqueira, President

                                   Telephone Number:  (703) 847-9500
                                   Fax Number:        (703) 556-0089

        with a copy to:            Tucker, Flyer & Lewis, P.C.
                                   1615 L Street, N.W.
                                   Suite 400
                                   Washington, D.C.  20036-5612
                                   ATTENTION: Jack L. Lewis, Esquire

                                   Telephone Number:  (202) 452-8600
                                   Fax Number:        (202) 429-3231

Or at such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.

          7.5. Entire Agreement.   This Agreement between the parties hereto:
               ----------------
(a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except as otherwise specifically provided. This Agreement may only be amended by written instrument signed by the parties.

          7.6.  Survival of Terms.   All warranties, representations and
                -----------------
covenants contained in this Agreement and any certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall survive the Closing Date.

          7.7. Governing Law.   This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Virginia.

          7.8.  Severability.   In the event that any provision of this
                ------------
Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          7.9.  Headings.   The headings appearing at the beginning of several
                --------
Sections contained herein have been inserted for identification and reference purposes and shall not themselves determine the construction or interpretation of this Agreement.

          7.10. Counterparts.   This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Any signature required hereunder may be by facsimile.

          7.11. Mutual Contributions.  The parties to this Agreement and their
                --------------------
counsel have mutually contributed to its drafting; therefore, the rule that a document shall be construed against the drafting party is waived in this case.

          7.12. Further Assurances.   The parties hereto shall execute and
                ------------------
deliver or cause to be executed and delivered, such supplements hereto and such further instruments as may be reasonably required for carrying out the intention of the parties to, or facilitating the performance of this Agreement, including, among others, the Plan of Merger, Stockholders' consents thereto and Certificates of Merger.

          7.13.  DBE Major Stockholders' Commitment to Vote.  By their consent
                 ------------------------------------------
below, the undersigned DBE Stockholders, who collectively own more than eighty percent (80%) of the issued and outstanding shares of Common Stock of DBE on the date of this Agreement, hereby agree (i) to vote their shares of DBE Common Stock to implement the terms hereof and (ii) to ensure that prior to the Merger Date the shares of Common Stock subject to this (S)7.13 shall constitute a majority of the shares of capital stock of DBE entitled to vote on the Merger. Any transferees or assignees of such Stockholders' shares shall be subject to such agreement to vote, and a legend to that effect shall be placed upon any certificates representing the Common Stock of DBE held by such Stockholders.

                                   IN WITNESS WHEREOF, the parties have caused
this Agreement to be executed as of the day and year first above written.

                                   SECTOR COMMUNICATIONS, INC.

                                   By:
                                      --------------------------
                                        Theodore Georgelas,
                                        President


                                   DBE SOFTWARE, INC.

                                   By:
                                      --------------------------
                                        Luiz Siqueira, President


The provisions of (S)7.13 of the foregoing DEFINITIVE INVESTMENT AND OPTION TO MERGE AGREEMENT are hereby CONSENTED AND AGREED TO:

- -------------------------------
Paul T. Sterbutzel


- -------------------------------
Luiz Siqueira


- -------------------------------
Jorge Marmion Stus